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                                                                   EXHIBIT 10.14
                         Website  Development Agreement


This Agreement is between eHome.com ("eHome") and Houston InterWeb Design, Inc.
      ("HIWD") for the design and development of websites for Service Providers of eHome.

1. Scope of Services. eHome will identify and refer to HIWD certain Service Providers ("Customers") of eHome who desire assistance in the design and development of websites or other internet advertising solutions. HIWD shall provide to eHome and the Customer customized internet advertising solutions as required by the Customer, including but not limited to the following:

      (a) The design, development, implementation, operation, maintenance and updating of Customer-branded stand-alone Web Sites on the World Wide Web portion of the internet ("Customer Sites");

      (b) Such other customized internet advertising solutions as may be specifically agreed between each Customer and HIWD in separate agreements to be negotiated with each Customer.

      (c) Any ongoing maintenance or modifications associated with the above-referenced services, and all upgrades, enhancements, developments and new revisions to the products and software related to the development of Customer's Sites, provided the sites are hosted on HIWD servers.

      (d) The Site shall incorporate certain materials provided by HIWD which include, without limitation, computer software (in object or source code form), script, programming code, data, information, HTML code, trademarks, images, illustrations, graphics, multimedia files and/or text ("HIWD Content"). The Site shall also incorporate the materials, if any, provided by eHome and Customers, including, without limitation, trade or service marks, images, illustrations, graphics, multimedia files and/or text (eHome Content"), provided that eHome and Customers deliver such eHome Content to HIWD promptly and in acceptable media and/or electronic file format(s).

2. Rates. HIWD's services will be billed to eHome's Service Providers at the rates set forth on Exhibit A attached hereto. Rates for customized or non-scheduled services shall be billed on terms and conditions as may be separately agreed between Customer and HIWD. HIWD agrees to keep the rates it charges to eHome under this Agreement confidential.

      In consideration for the services to be performed by eHome, HIWD will agree to pay eHome a commission as follows:

      5. ***% of the set-up fees collected for the sale of each basic three page SiteBlazer site or additional SiteBlazer features and any recurring monthly hosting fees, or

      6. ***% commission on fees collected for the referral of all custom design services up to $**********, or

      7. ***% commission on fees collected for the referral of all custom design services from $********* to $*********, or

      8. ***% commission on fees collected for the referral of all custom design services from $********* and up.


3.    Invoicing.  All Customer invoicing shall be handled by HIWD

4. Term. The term of the Agreement shall be for a period of one year, commencing on July 15, 2000 and shall automatically renew for successive one year terms unless earlier terminated as provided herein. The Agreement shall be terminable by either party on thirty days written notice with or without cause, and terminable by either party immediately for cause, which shall include, but not be limited to, non-payment, default in services, or any material breach of the Agreement. The Agreement shall also terminate if an administrator, receiver or liquidator is appointed in connection with HIWD, or HIWD is otherwise bankrupt, files for bankruptcy or is insolvent.

5.    Rights in Data and Works.

      (a) Exclusive of eHome Content, HIWD shall retain all right, title and interest (including copyright and other proprietary or intellectual property rights) in HIWD Content, all legally protectable elements, or derivative works thereto, whether or not paid for wholly or in part by eHome or Customer, and whether or not developed in conjunction with eHome or Customer.

      (b) All copyrights, trademarks, trade dress and other proprietary rights in text, data, images or related materials furnished by eHome ("eHome Materials") are exclusively owned by eHome , and all rights are expressly reserved by eHome . Neither HIWD nor the Customer shall have the right to use any eHome trademarks, trade names, slogans or logos without eHome 's prior approval.

      (c) eHome shall retain all right, title and interest (including copyright and other proprietary or intellectual property rights) in eHome Content.

      (d) HIWD may place copyright and/or proprietary notices, including hypertext links within the HIWD Content as incorporated within and on

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      the Site. eHome or Customer may not alter or remove such notices without
      HIWD's written permission.

      (e) eHome or Customer shall not provide to HIWD any Content that may be obscene, defamatory, harassing, grossly offensive, malicious, or that actually or potentially infringes or misappropriates the copyright, trademark, or proprietary or intellectual property right of any person.


6.    Warranties.

      (a) HIWD warrants that all services to be performed under the Agreement will be rendered using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel.

      (b) HIWD warrants that all Deliverables developed by HIWD for any Customer hereunder shall conform to all specifications provided in the agreement with each such Customer, and will operate materially in accordance with those specifications upon delivery. Except as expressly otherwise provided in any such agreement or in this Agreement, HIWD does not warrant that its services or Deliverables will be uninterrupted or error free.

      (c) HIWD warrants that all software provided by HIWD and all Deliverables shall be Year 2000 Compliant. All Customer Sites developed by HIWD will be virus-free on delivery and will be accessible by Internet users twenty-four (24) hours per day, seven (7) days per week, provided however, in the event the host site used by HIWD is non-operational, HIWD will not be in breach of this Agreement so long as HIWD acts in a prudent and customarily reasonable manner to work to restore access.

      (d) eHome represents and warrants to HIWD that: (i) eHome has the power and authority to enter into and perform its obligations under this Agreement; (ii) eHome and Customer Content does not and shall not contain any content, materials, link, advertising or services that actually or potentially violate any applicable law or regulation or infringe or misappropriate any proprietary, intellectual property, contract or tort right of any person; and (iii) eHome and Customer own their respective Content and all proprietary or intellectual property rights therein, or has express written authorization from the owner to copy, use and display the Content on and within the Site.

      (e) EXCEPT AS EXPRESSLY STATED AT SECTION 6(a-c), HIWD MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT.

7. Non-Solicitation Agreement. Each party agrees that it will not attempt to hire any employee of the other as an employee or subcontractor during the term of the Agreement or for a period of one year after the Agreement has terminated, unless agreed to in writing by both parties.

8. Exclusivity. eHome and HIWD agree that this Agreement is non-exclusive as it relates to HIWD and the services it provides hereunder . HIWD may provide similar services to customers who were not introduced to HIWD by eHome. eHome may not engage companies providing similar services as HIWD, during the term of the agreement, to provide the same or similar services comtemplated by the agreement. HIWD will be the exclusive provider of web design, development and hosting services to eHome's Service Providers.

9. Confidentiality. Each party shall agree not to use, disclose, sell, transfer or display the confidential information of the other party. "Confidential information" means proprietary information of a party not generally known by non-party personnel, used in that party's business, and the disclosure of which would be detrimental to that party. Confidential information shall include computer scripts,

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software, financial, marketing and business information, customer data, strategic plans and business plans, and the like. HIWD agrees and acknowledges that the rates it charges to eHome under this Agreement are confidential. Upon termination or expiration of this Agreement, each party shall immediately deliver to the disclosing party all confidential information and shall cease all use of the confidential information.


10.  Indemnification.

     (a) eHome agrees to indemnify, hold harmless and defend HIWD and its directors, officers, employees and agents from and against any action, claim, demand or liability, including reasonable attorney's fees and costs, arising from or relating to: (i) eHome's breach of this Agreement; (ii) the negligence or willful misconduct of eHome; or (iii) any allegation that eHome or Customer Content infringes a third person's copyright or trademark right, or misappropriates a third persons trade secret. eHome agrees that HIWD shall have the right to participate in and control the defense of any such claim through counsel of its own choosing.

     (b) HIWD agrees to indemnify, hold harmless and defend eHome and its directors, officers, employees and agents from and against any action, claim, demand or liability, including reasonable attorney's fees and costs, arising from or relating to any allegation that the HIWD Content infringes a third person's copyright or trademark right, or misappropriates a third person's trade secrets.

11. Independent Contractor. The relationship of the parties shall be that of an independent contractor. HIWD has the right to control the manner and means of performing its services and delivering the Deliverables, and HIWD shall bear all expenses attendant thereto. No agency shall be created by the Agreement. Neither party has the power or authority to represent, act for, bind, or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

12. Notice. Any notice required to be given under this Agreement shall be in writing and shall be duly served when it shall be hand delivered to the addresses set forth below, or three (3) days after mailing if written notice has been deposited, duly registered or certified, return receipt requested, in a post office or official depository under the care and custody of the United States Postal Service addressed to the other party at the following addresses:


To:        Houston InterWeb Design, Inc.         To:    eHome.com
               1770 St. James, Suite 420
               Houston, Texas 77056                         Houston, Texas 77025

Attn:      Harry White, CEO                      Attn:


13.  General Terms and Conditions.

          (a) The Agreement shall be governed by Texas law. Venue of any dispute relating to this Agreement shall be in Houston, Harris County, Texas

          (b)The Agreement is not assignable by either party without the express written consent of all parties.

          (c) Conditions of force majeure shall excuse any delay or non-compliance beyond the party's control, upon prompt notice.

          (d) Any partial invalidity of any term of the Agreement shall not affect the remainder of the Agreement.

          (e) This Agreement is the complete and entire agreement of the parties, superceding any previous agreements or discussions, and no supplements or amendments shall be recognized except as in writing and signed by both parties.


     SIGNED at Houston, Texas, this 20 day of October   , 2000.

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